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                                                                      Exhibit 21


                        SUBSIDIARIES OF ALLEGHANY



Chicago Title and Trust Company (Illinois)
      Chicago Title Insurance Company (Missouri)
            Alexander Title Agency, Inc. (Virginia)
            CATCO, Inc. (Oklahoma - 50%)
            Chicago Title Company (California)
                  Tri-Safe, Inc. (California - 25%)
            Chicago Title Company of Alameda County
              (California - 80%)
            Chicago Title Insurance Company of Puerto Rico
              (Puerto Rico - 99.2%)
            Chicago Title of Colorado, Inc. (Chicago)
            Creative Land Services, Inc. (Minnesota)
            CTOA, Inc. (Texas)
            Johnson County Title Company (Kansas)
            Liberty Title Company (Minnesota)
            McHenry County Title Company (Illinois)
            Meade Title Agency, Inc. (Ohio)
            Service Title of Virginia, Inc. (Virginia - 30%)
            Johnson County Title Company (Kansas)
            Joint Title Plants and Associations
                  CTP, Inc. (Florida - 16%)
                  Dallas Seven Index, Inc. (Texas - 14%)
                  SKLD, Inc. (Colorado - 12.91%)
                  Title Data, Inc. (Texas - 6.25%)
                  Diversified Information Services Corporation (Arizona)
            LaSalle County Title LLC (60%)
            Spring Services Corporation (California)
                  Spring Services Texas, Inc. (Texas)
            TPO, Inc. (Oklahoma)
            Title and Trust Company (Idaho)
            Baton Rouge Title Company, Inc. (Louisiana)
            The Title Company of Canada, Ltd.
      Chicago Title and Trust Company Foundation (Illinois)(1)
      Title Accounting Services Corporation (Illinois)
      Iowa Land Services Corporation (Iowa)
      LC Investment Corporation (Indiana)
            The Lake County Trust Company (Indiana)
      Chicago Technology Services Corporation (Illinois)
            RealInfo, Inc. (Illinois LLC - 50%)
      Ticor Financial Company (California)
      Chicago Title Agency of Central Ohio (Ohio)
      Decator Title Company (Illinois LLC - 60%)
      National Flood Information Services, Inc.(Delaware)
      Credit Data Reporting Services, Inc. (New York)
      Market Intelligence, Inc. (Massachusetts)
      TT Acquisition Corp. (Texas)
      Alleghany Asset Management, Inc. (Delaware)
            Montag & Caldwell Inc. (Georgia)
            Chicago Deferred Exchange Corporation (Illinois)
            The Chicago Trust Company (Illinois)
                  Security Trust Company (California)
      Security Union Title Insurance Company (California)
            Land Title of Pierce County (Washington)
            Northwest Equities, Inc. (Texas)
                  Guardian Title Company of Houston (Texas)
            RJW Development Company (New Jersey)
            Chicago Title Insurance Company of Oregon (Oregon)
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(1)   A charitable foundation in which Chicago Title and Trust Company possesses no ownership interest.

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                  Real Estate Exchange, Inc. (Oregon)
            Title-Tax, Inc. (California)
      Ticor Title Insurance Company (California)
            Commonwealth Title Co. (Washington)
            Ticor Title Guarantee Company (New York)
Alleghany Properties, Inc. (Delaware)
      Sacramento Properties Holdings, Inc. (California)
Alleghany Funding Corporation (Delaware)
Alleghany Capital Corporation (Delaware)
Mineral Holdings Inc. (Delaware - 93.8%)
      World Minerals Inc. (Delaware)
            Advanced Minerals Corporation (Delaware)
            Celite Corporation (Delaware)
                  Celite Europe Corporation (Delaware)
                        Celite France, S.A. (France)
                  Celite Italiana S.r.L. (Italy)
                  Celite Hispanica, S.A. (Spain)
                  Celite (U.K.) Limited (United Kingdom)
                  Celite Canada Inc. (Canada)
                  Celite Island, h.f. (Iceland)
                  Kisilidjan, h.f. (Iceland - 48.56%)
                  Celite Mexico S.A. de C.V. (Mexico)
                        Almeria, S.A. de C.V. (Mexico)
                        Diatomita San Nicholas (Mexico)
                  Celite Pacific Limited (Hong Kong)
                  Celite China Inc. (Delaware)
                        Linjiang Celite Diatomite Company Ltd.
                          (China 70%)
                  Celite Jilin, Inc. (Delaware)
                        Changbai Celite Diatomite Company Limited
                          (China 65%)
                  Celite Minerals China Corporation (Delaware)
                        Linjiang Lin-Lin Celite Diatomite Company
                          Limited (China 70%)
                  Celite Chile S.A. (Chile)
                        Sociedad Minera Celite del Peru (Peru)
                  Celite Korea Ltd. (South Korea)
            Harborlite Corporation (Delaware)
                  Perlite, Inc. (Delaware)
                  Harborlite (U.K.) Limited (United Kingdom)
                  Harborlite France (France)
                  Harborlite Aegean Endustri Mineralleri-Sanayi
                    (Turkey)
                  Europerlite Acquisition Corp. (Delaware)
                        Europerlite, B.V. (Netherlands)
                              Europerlita Espanola, S.A. (Spain)
                              Europerlite Italiana, S.p.A. (Italy)
            World Minerals Division Spain, S.A. (Spain)
            World Minerals Europe (France)
            World Minerals do Brasil Ltda.(Brazil)
            Levay & Houseman, Inc. (Nevada)
            World Minerals Japan, Inc. (Japan)
Bibb Steel and Supply Company (Delaware)
MSL Property Holdings, Inc. (Delaware)
MSL Capital Recovery Corp. (Delaware)
      J & E Corporation (Tennessee)
Underwriters Re Group, Inc. (Delaware - 96.4%)
      Underwriters Reinsurance Company (New Hampshire)
            Commercial Underwriters Insurance Company (California) Underwriters Insurance Company (Nebraska)
                  Texas Underwriters General Agency, Inc. (Texas)
            Newmarket Underwriters Insurance Company (New Hampshire) URC Risk Managers, Inc. (Delaware)
      The Center Insurance Services, Inc. (Delaware)
            The Center E&S Insurance Agency, Inc. (Georgia)

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          The Center Special Risk Insurance Agency, Inc.
            (Georgia)
          The Center Marine Managers, Inc. (New York)
      URC Representatives Ltd. (United Kingdom)
      URC International Inc. (Barbados)
      URC Management Inc. (Barbados)